Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Primo Water Corporation

Winston-Salem, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-175165, No. 333-192341, No. 333-203916 and No. 333-218119) and Form S-3 (No. 333-214200 and No. 333-221938) of Primo Water Corporation of our reports dated March 7, 2018, relating to the consolidated financial statements and the effectiveness of Primo Water Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Raleigh, North Carolina

March 7, 2018